Shutterfly Announces First Quarter 2019 Financial Results

REDWOOD CITY, California, April 25, 2019 -- Shutterfly, Inc. (NASDAQ:SFLY), the leading retailer and manufacturing platform dedicated to helping capture, preserve, and share life’s important moments, today announced financial results for the first quarter ended March 31, 2019.

"Our first-quarter results were solid across all three divisions, Shutterfly Consumer, Lifetouch, and SBS”, said Christopher North, President and Chief Executive Officer. “We met our expectations on revenue and exceeded our expectations on Adjusted EBITDA in the quarter. In addition, we made good progress against key initiatives across the company, including product range expansion, mobile, and personalized marketing in Shutterfly Consumer, and integration with Lifetouch. We also won a new client in SBS."

Earlier this year, the Company announced that its Board of Directors had formed a Strategic Review Committee and retained Morgan Stanley as a financial advisor. The Committee continues its ongoing review of strategic alternatives and has no further update at this time. The Board has not set a timetable for the conclusion of its review of strategic alternatives. There can be no assurance that the review of strategic alternatives will result in a transaction or other outcome.

First Quarter 2019 Financial Highlights

GAAP net revenue was $325 million. Shutterfly Consumer segment net revenue totaled $149 million, a 2% year-over-year decrease. Shutterfly Consumer revenue was negatively impacted in the first quarter of 2019 by approximately $6.0 million primarily due to exiting the fourth quarter of 2018 with a lower year-over-year backlog. Lifetouch segment net revenue was $129 million. Shutterfly Business Solutions segment net revenue totaled $47 million, a 2% year-over-year decrease. GAAP operating loss totaled $106 million. Net loss was $84 million or a loss of $2.47 per share.

Non-GAAP net revenue, excluding purchase accounting adjustments related to the deferred revenue write-down, due to the Lifetouch acquisition, was $325 million, a 63% year-over-year increase driven by the Lifetouch acquisition. Non-GAAP Lifetouch segment net revenue was $130 million. Normalized operating loss, excluding restructuring, executive transition and strategic review charges, and purchase accounting adjustment related to the deferred revenue write-down, was $99 million. Normalized net loss was $83 million. Adjusted EBITDA loss was $45 million.

In the first quarter of 2019, the Company had an immaterial out-of-period adjustment for shipping services provided in the fourth quarter of 2018 of $2.8 million, which lowered our Adjusted EBITDA. Excluding this immaterial out-of-period adjustment, Adjusted EBITDA loss would have been $42.5 million.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Information.”

Business Outlook[1][2]

The Company is revising its guidance on operating income and earnings per share due to a decrease in share-based compensation, and is updating non-GAAP guidance for the year ending December 31, 2019 to the following (in millions, except per share amounts):

	Prior Non-GAAP Guidance as of February 5, 2019 for the Twelve Months Ending December 31, 2019			Updated Non-GAAP Guidance for the Twelve Months Ending December 31, 2019
	Low	High	Change	Low	High

Net revenue	$2,130	$2,210		$2,130	$2,210
Shutterfly Consumer net revenue	$975	$1,025		$975	$1,025
Lifetouch net revenue	$915	$935		$915	$935
SBS net revenue	$240	$250		$240	$250

Gross profit margin	51.4%	51.7%		51.4%	51.7%

Operating income	$76	$101	$4	$80	$105
Adjusted EBITDA	$315	$340		$315	$340

Earnings per share	$0.55	$1.06	$0.05	$0.61	$1.11

Capital Expenditures	$125	$130		$125	$130

[1] Excludes any costs related to executive transition, the strategic review and the facility closures in 2019. Also excludes any proceeds from the sale of existing facilities.
[2] The Company's business outlook is composed entirely of non-GAAP measures. The Company considers it unreasonably difficult to reconcile its outlook to comparable GAAP measures. For additional information, see "Non-GAAP Information" below.

Notes to the First Quarter 2019 Financial Results and Operating Metrics and 2019 Business Outlook
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization, stock-based compensation, restructuring, acquisition-related costs, and executive transition and strategic review charges.
Shutterfly Consumer segment includes sales from the Shutterfly brand, the Tiny Prints boutique and BorrowLenses, and are derived from the sale of a variety of products such as, professionally-bound photo books, cards and stationery, custom home décor products and unique photo gifts, calendars and prints, and the related shipping revenue, as well as rental revenue from the BorrowLenses brand. Shutterfly Consumer also includes revenue from advertising displayed on the Company’s website.
Lifetouch segment includes net revenue from professional photography services for schools, preschools and churches, as well as retail studios operated by Lifetouch under the JCPenney Portrait brand.
Shutterfly Business Solutions ("SBS") segment includes net revenue from personalized direct marketing and other end-consumer communications as well as just-in-time, inventory-free printing for the Company's business customers.
Average Order Value ("AOV") is defined as total net revenue (Shutterfly Consumer revenue only) divided by total orders.
The financial guidance herein replaces any of the Company’s previously issued financial guidance which should no longer be relied upon.

First Quarter Conference Call
Management will review the first quarter 2019 financial results and its expectations for the second quarter and full year 2019 on a conference call on Thursday, April 25, 2019 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the call and view the accompanying slides, please visit http://www.shutterflyinc.com. In the Investor Relations area, click on the link provided for the webcast, or dial (844) 763-8274 or (412) 717-9224, and ask to be to be joined into the Shutterfly call. The webcast will be archived and available at http://www.shutterflyinc.com in the Investor Relations section. A replay of the conference call will be available through Thursday, May 9, 2019. To hear the replay, please dial (877) 344-7529 or (412) 317-0088 and enter access code 10130408.

Non-GAAP Financial Information
To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures that the Company uses to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP net revenue, non-GAAP Lifetouch segment net revenue, non-GAAP gross margin, normalized operating income (loss), normalized net income (loss), non-GAAP diluted net income (loss) per share and Adjusted EBITDA. The method the Company uses to produce non-GAAP financial measures is not computed according to GAAP and may differ from methods used by other companies.

The Company believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to gross margins, net revenue, operating income (loss), net income (loss), or net income (loss) per share determined in accordance with GAAP. For more information, please see Shutterfly's Securities and Exchange Commission (“SEC”) filings, including the most recent Form 10-K and Form 10-Q, which are available on the SEC's website at www.sec.gov.

The Company has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, where possible, except that the Company has not reconciled its second quarter and full year 2019 guidance to comparable GAAP measures at this stage of the process because it is unreasonably difficult to provide guidance for stock-based compensation expense; capitalization and amortization of internal-use software; costs related to executive transition, the strategic review, the facility closures in 2019 and proceeds from the sale of existing facilities, which are reconciling items between GAAP measures and non-GAAP measures. The factors that may impact future stock-based compensation expense; capitalization and amortization of internal-use software; costs related to executive transition; the strategic review; the facility closures in 2019; and the proceeds from the sale of existing facilities are out of the Company's control and/or cannot be reasonably predicted, and therefore the Company is unable to provide such guidance without unreasonable effort. These factors include the Company's market capitalization and related volatility of its stock price; its inability to project the cost or scope of internally produced software; its inability to estimate the charges related to the facility closures in 2019 and the proceeds from the sale of existing facilities; its ability to attract new management personnel; and the lack of assurance that the review of strategic alternatives will result in a transaction or other outcome.

Notice Regarding Forward-Looking Statements
This media release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include the Company's business outlook for the second quarter of 2019 and full year 2019. You can identify these statements by the use of terminology such as “guidance”, “believe”, “expect”,

“will”, “should”, “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. Factors that might contribute to such differences include, among others, decreased spending as a result of general economic conditions; consumer acceptance of the Company’s products and services; the Company’s ability to develop innovative, new products and services on a timely and cost-effective basis; the Company’s ability to expand its customer base and increase sales to existing customers; the Company’s ability to meet production requirements; and general economic conditions and changes in laws and regulations. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to the Company's business in general, the Company refers you to the “Risk Factors” section of its SEC filings, including the Company's most recent Form 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

# # #

About Shutterfly, Inc.
Shutterfly, Inc. is the leading retailer and manufacturing platform for personalized products and communications. Founded in 1999, Shutterfly, Inc. has three divisions: Shutterfly Consumer, Lifetouch, and Shutterfly Business Solutions. Shutterfly Consumer and Lifetouch help consumers capture, preserve, and share life’s important moments through professional and personal photography, and personalized products. The Shutterfly brand brings photos to life in photo books, gifts, home décor, and cards and stationery. Lifetouch is the national leader in school photography, built on the enduring tradition of “Picture Day”, and also serves families through portrait studios and other partnerships. Shutterfly Business Solutions delivers digital printing services that enable efficient and effective customer engagement through personalized communications. For more information about Shutterfly, Inc. (Nasdaq: SFLY), visit www.shutterflyinc.com.

Contacts Investor Relations: Shawn Tabak, 650-610-6026 stabak@shutterfly.com	Media Relations: Sondra Harding, 650-610-5129 sharding@shutterfly.com

Appendix 1.1
Shutterfly, Inc.
Consolidated Statements of Operations - GAAP
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018

Net revenue	$324,681	$199,725
Cost of net revenue	210,399	126,046
Gross profit	114,282	73,679
Operating expenses:
Technology and development	48,332	38,504
Sales and marketing[1]	119,370	37,720
General and administrative[2]	48,388	31,565
Restructuring	3,973	—
Total operating expenses	220,063	107,789
Loss from operations	(105,781)	(34,110)
Interest expense	(18,253)	(9,633)
Interest and other income, net	1,178	1,749
Loss before income taxes	(122,856)	(41,994)
Benefit from income taxes	39,237	14,829
Net loss	$(83,619)	$(27,165)

Net loss per share - basic and diluted	$(2.47)	$(0.83)

Weighted-average shares outstanding - basic and diluted	33,918	32,702

Stock-based compensation is allocated as follows:
Cost of net revenue	$892	$999
Technology and development	2,298	2,429
Sales and marketing	3,466	3,504
General and administrative	5,383	4,760
	$12,039	$11,692

Depreciation and amortization is allocated as follows:
Cost of net revenue	$24,286	$15,441
Technology and development	6,470	6,297
Sales and marketing	9,865	2,041
General and administrative	1,537	1,119
Restructuring	1,296	—
	$43,454	$24,898

[1] The Sales and marketing expenses of $119.4 million for the three months ended March 31, 2019 includes $0.4 million of costs related to executive transition and the strategic review.
[2] The General and administrative expenses of $48.4 million for the three months ended March 31, 2019 includes $2.2 million of costs related to executive transition and the strategic review. The General and administrative expenses of $31.6 million for the three months ended March 31, 2018 includes $4.6 million of acquisition-related costs.

Appendix 1.2
Shutterfly, Inc.
Consolidated Balance Sheets - GAAP
(In thousands, except par value amounts)
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$156,337	$521,567
Short-term investments	24,439	34,011
Accounts receivable, net	56,735	87,023
Inventories	20,932	18,015
Prepaid expenses and other current assets	102,869	66,961
Total current assets	361,312	727,577
Long-term investments	6,082	10,808
Property and equipment, net	342,073	381,018
Intangible assets, net	303,526	316,154
Goodwill	843,628	843,607
Other assets	89,293	23,045
Total assets	$1,945,914	$2,302,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$5,348	$14,203
Accounts payable	41,569	105,407
Accrued liabilities	137,000	226,445
Operating lease liabilities, current portion	21,564	—
Deferred revenue, current portion	96,341	57,319
Total current liabilities	301,822	403,374
Long-term debt	900,145	1,090,442
Operating lease liabilities	60,701	—
Other liabilities	84,619	134,027
Total liabilities	1,347,287	1,627,843
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized; 34,181 and 33,673 shares issued and outstanding on March 31, 2019 and December 31, 2018, respectively	3	3
Additional paid-in capital	1,077,922	1,065,531
Accumulated other comprehensive income	1,053	1,592
Accumulated deficit	(480,351)	(392,760)
Total stockholders' equity	598,627	674,366
Total liabilities and stockholders' equity	$1,945,914	$2,302,209

Appendix 1.3
Shutterfly, Inc.
Consolidated Statements of Cash Flows - GAAP
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(83,619)	$(27,165)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	29,333	22,564
Amortization of intangible assets	12,825	2,334
Amortization of debt discount and issuance costs	4,660	4,122
Stock-based compensation	12,039	11,692
(Gain) loss on disposal of property and equipment	(465)	225
Deferred income taxes	2,420	4,264
Restructuring	1,347	—
Other	(37)	—
Changes in operating assets and liabilities:
Accounts receivable	30,294	28,174
Inventories	(2,959)	869
Prepaid expenses and other assets	(31,169)	(15,642)
Accounts payable	(65,277)	(73,773)
Accrued and other liabilities	(53,507)	(81,996)
Net cash used in operating activities	(144,115)	(124,332)

Cash flows from investing activities:
Purchases of property and equipment	(13,726)	(8,075)
Capitalization of software and website development costs	(13,927)	(8,584)
Purchases of investments	—	(9,523)
Proceeds from maturities of investments	14,444	72,068
Proceeds from sales of property and equipment	956	649
Net cash (used in) provided by investing activities	(12,253)	46,535

Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	60	13,775
Principal payments of borrowings	(203,891)	(750)
Payment of debt issuance costs	—	(1,108)
Principal payments of finance lease liabilities	(5,312)	(4,643)
Net cash (used in) provided by investing activities	(209,143)	7,274

Effect of exchange rate changes on cash and cash equivalents	281	—
Net decrease in cash and cash equivalents	(365,230)	(70,523)
Cash and cash equivalents, beginning of period	521,567	489,894
Cash and cash equivalents, end of period	$156,337	$419,371

Supplemental schedule of non-cash investing / financing activities:
Net decrease in accrued purchases of property and equipment	$(1,420)	$(3,780)
Net increase in accrued capitalized software and website development costs	1,920	357
Stock-based compensation capitalized with software and website development costs	292	323
Leased assets obtained in exchange for financing lease liabilities	—	2,969

Appendix 1.4
Shutterfly, Inc.
Shutterfly Consumer Metrics Disclosure
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Shutterfly Consumer Metrics
Customers [1]	2,872,369	3,220,881
year-over-year change	(11)%

Orders	4,108,645	5,076,150
year-over-year change	(19)%

Average order value [2]	$36.23	$29.96
year-over-year change	21%

[1] An active customer is defined as one that has transacted in the last trailing-twelve months.
[2] Average order value solely includes Shutterfly Consumer revenue.

Appendix 1.5
Shutterfly, Inc.
Shutterfly Consumer Net Revenue by Brand
(In thousands)
(Unaudited)

	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2018	2018	2018	2018	2019	2018

Shutterfly Consumer net revenue[1]
Shutterfly Brand Core	$111,668	$116,041	$85,502	$369,016	$105,076	$682,228
Shutterfly Brand PGHD	30,965	38,163	30,006	110,173	34,585	209,307
Tiny Prints Boutique	2,134	1,374	1,446	39,910	1,695	44,864
Other	7,292	9,425	9,934	8,779	7,491	35,430
Total	$152,059	$165,003	$126,888	$527,878	$148,847	$971,829

[1] This 2018 quarterly net revenue by brand table has been updated to allocate order-to-billed adjustments to each brand of Shutterfly Consumer net revenue.

Appendix 2.1
Shutterfly, Inc.
Segment Disclosure
(In thousands)
(Unaudited)

The margin of the Company's three segments compares to non-GAAP operating loss by adding corporate expenses, amortization of intangible assets, stock-based compensation, restructuring, acquisition-related, and executive transition and strategic review charges.

	Three Months Ended
	March 31,
	2019	2018
Shutterfly Consumer:
Net revenue	$148,847	$152,059
Cost of net revenue[1]	90,406	84,845
Technology and development	33,523	32,129
Sales and marketing	29,123	30,725
Credit card fees	4,156	4,199
Margin[1][2]	$(8,361)	$161
Margin %	(5.6)%	0.1%

Lifetouch[3]:
Net revenue[4]	$129,952	$—
Cost of net revenue	78,328	—
Technology and development	7,973	—
Sales and marketing	76,295	—
Credit card fees	2,227	—
Margin[2]	$(34,871)	$—
Margin %	(26.8)%	—%

Shutterfly Business Solutions:
Net revenue	$46,527	$47,666
Cost of net revenue	38,151	39,910
Technology and development	3,292	3,945
Sales and marketing	1,408	1,450
Margin[2]	$3,676	$2,361
Margin %	7.9%	5.0%

Consolidated Segments:
Net revenue[4]	$325,326	$199,725
Cost of net revenue[1]	206,885	124,755
Technology and development	44,788	36,074
Sales and marketing	106,826	32,175
Credit card fees	6,383	4,199
Margin[1][2]	$(39,556)	$2,522
Margin %	(12.2)%	1.3%
[1] Includes an immaterial out-of-period adjustment for shipping services provided in the fourth quarter of 2018 of $2.8 million, which increased cost of net revenue and lowered segment margin.
[2] The margins reported reflect only costs that are directly attributable or allocable to a specific segment and exclude corporate expenses, amortization of intangible assets, stock-based compensation, restructuring, acquisition-related, and executive transition and strategic review charges.
[3] The Company acquired Lifetouch on April 2, 2018.
[4] Lifetouch net revenue presented in management reporting related to certain obligations that would have otherwise been recorded by Lifetouch as an independent entity but were not recognized in our condensed consolidated financial statements for the three months ended March 31, 2019 due to business combination accounting requirements.

The following table reconciles segment margin to total operating loss, segment net revenue to Net revenue, and segment cost of net revenue to Cost of net revenue:

	Three Months Ended
	March 31,
	2019	2018

Total segment margin	$(39,556)	$2,522
Purchase accounting deferred revenue adjustment[1]	(645)	—
Corporate expenses[2]	(35,089)	(18,021)
Amortization of intangible assets	(12,825)	(2,334)
Stock-based compensation expense	(12,039)	(11,692)
Restructuring	(3,973)	—
Executive transition and strategic review charges	(1,654)	—
Acquisition-related charges	—	(4,585)
Operating loss	$(105,781)	$(34,110)
Operating margin	(32.6)%	(17.1)%

Total segment net revenue	$325,326	$199,725
Purchase accounting deferred revenue adjustment[1]	(645)	—
Net revenue	$324,681	$199,725

Total segment cost of net revenue	$206,885	$124,755
Stock-based compensation for cost of net revenue	892	999
Amortization of intangible assets for cost of net revenue	2,622	292
Cost of net revenue	$210,399	$126,046

[1] Lifetouch net revenue presented in management reporting related to certain obligations that would have otherwise been recorded by Lifetouch as an independent entity but were not recognized in our condensed consolidated financial statements for the three months ended March 31, 2019 due to business combination accounting requirements.
[2] Corporate expenses include activities that are not directly attributable or allocable to a specific segment. This category consists primarily of expenses related to certain functions performed at the corporate level such as non-manufacturing facilities, human resources, finance and accounting, legal, information technology, integration, etc.

Appendix 3.1
Shutterfly, Inc.
Reconciliation of Non-GAAP Financial Measures
(In thousands)
(Unaudited)

The GAAP and Non-GAAP amounts presented below for the three months ended March 31, 2019 are impacted by an immaterial out-of-period adjustment for shipping services provided in the fourth quarter of 2018 of $2.8 million, which increased cost of net revenue and burdened gross margin, operating loss, net loss, and Adjusted EBITDA loss.

	Three Months Ended				Three Months Ended
	March 31, 2019				March 31, 2019
	GAAP Income				Normalized
	Statement		Adjustments		Non-GAAP
Net revenue:
Shutterfly Consumer	$148,847				$148,847
Lifetouch	129,307		645	[2]	129,952
Shutterfly Business Solutions	46,527				46,527
Total net revenue	324,681		645		325,326
Cost of net revenue	210,399	[1]			210,399
Gross profit	114,282	[1]	645		114,927
Gross profit margin	35.2%	[1]			35.3%

Operating expenses:
Technology and development	48,332				48,332
Sales and marketing	119,370		(379)	[3]	118,991
General and administrative	48,388		(2,186)	[3]	46,202
Restructuring	3,973		(3,973)	[4]	—
Total operating expenses	220,063		(6,538)		213,525
Operating loss	(105,781)	[1]	7,183		(98,598)
Operating margin	(32.6)%	[1]			(30.3)%

Interest expense	(18,253)		3,886	[5]	(14,367)
Interest and other income, net	1,178				1,178
Income before income taxes	(122,856)	[1]	11,069		(111,787)
Benefit from income taxes	39,237	[1]			29,069
Net loss	$(83,619)	[1]			$(82,718)

Net loss per share - basic and diluted	$(2.47)	[1]			$(2.44)

Weighted-average shares outstanding - basic and diluted	33,918				33,918

Operating loss	$(105,781)				$(98,598)
Stock-based compensation	12,039		(911)	[3]	11,128
Amortization of intangible assets	12,825				12,825
Depreciation	30,629		(1,296)	[4]	29,333
Adjusted EBITDA					$(45,312)
Adjusted EBITDA margin					(13.9)%

[1] Includes an immaterial out-of-period adjustment for shipping services provided in the fourth quarter of 2018 of $2.8 million, which increased cost of net revenue, and burdened gross margin, operating loss, net loss, and Adjusted EBITDA loss.
[2] Lifetouch net revenue presented in management reporting related to certain obligations that would have otherwise been recorded by Lifetouch as an independent entity but were not recognized in our condensed consolidated financial statements for the three months ended March 31, 2019 due to business combination accounting requirements.
[3] Charges related to executive transition and the strategic review of which $0.9 million was related to stock-based compensation expense.
[4] Restructuring charge related to the planned closure of four Lifetouch facilities of which $1.3 million was related to depreciation expense.
[5] Non-cash charges related to the $200 million debt repayment made in January 2019 that is considered a partial early debt extinguishment.

Appendix 4.1
Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2018	2018	2018	2018	2019	2018

GAAP net income (loss)	$(27,165)	$(26,512)	$(73,543)	$177,616	$(83,619)	$50,396
Restructuring	—	2,952	—	1,667	3,973	4,618
Acquisition-related charges	4,585	8,000	2,392	572	—	15,549
Purchase accounting adjustments	—	44,282	3,958	2,298	645	50,538
Executive transition and strategic review charges	—	—	—	—	2,565	—
Debt repayment impact	—	—	—	—	3,886	—
Tax benefit impact of adjustments	(1,185)	(15,171)	(3,603)	5,050	(10,168)	(14,910)
Non-GAAP net income (loss)	$(23,765)	$13,551	$(70,796)	$187,203	$(82,718)	$106,191

GAAP diluted shares outstanding	32,702	33,234	33,470	34,218	33,918	34,832
Non-GAAP diluted shares outstanding	32,702	35,775	33,470	34,218	33,918	34,832

GAAP net income (loss) per share	$(0.83)	$(0.80)	$(2.20)	$5.19	$(2.47)	$1.45
Non-GAAP net income (loss) per share	$(0.73)	$0.38	$(2.12)	$5.47	$(2.44)	$3.05

Appendix 4.2
Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2018	2018	2018	2018	2019	2018

GAAP net income (loss)	$(27,165)	$(26,512)	$(73,543)	$177,616	$(83,619)	$50,396
Interest expense	9,633	17,769	16,660	17,176	18,253	61,239
Interest and other income, net	(1,749)	(1,561)	(856)	(1,278)	(1,178)	(5,444)
Tax (benefit) provision	(14,829)	(12,607)	(28,797)	65,496	(39,237)	9,262
Depreciation and amortization	24,898	40,377	41,970	43,883	42,158	151,127
Stock-based compensation	11,692	11,697	11,931	12,400	11,128	47,721
Restructuring	—	2,952	—	1,667	3,973	4,618
Executive transition and strategic review charges	—	—	—	—	2,565	—
Acquisition-related charges	4,585	8,000	2,392	572	—	15,549
Purchase accounting adjustments	—	44,282	3,958	2,298	645	50,538
Non-GAAP Adjusted EBITDA	$7,065	$84,397	$(26,285)	$319,830	$(45,312)	$385,006

Appendix 4.3
Shutterfly, Inc.
Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2018	2018[1]	2018	2018	2019	2018

Net cash provided by (used in) operating activities	$(124,332)	$(75,233)	$27,041	$374,450	$(144,115)	$201,926
Interest expense	9,633	17,769	16,660	17,176	18,253	61,239
Interest and other income, net	(1,749)	(1,561)	(856)	(1,278)	(1,178)	(5,444)
Tax (benefit) provision	(14,829)	(12,607)	(28,797)	65,496	(39,237)	9,262
Changes in operating assets and liabilities	142,368	53,888	(45,554)	(150,834)	122,617	(132)
Other adjustments	(8,611)	47,659	(1,129)	11,950	(6,577)	49,868
Cash restructuring	—	2,200	—	—	2,626	2,200
Cash executive transition and strategic review charges	—	—	—	—	1,654	—
Acquisition-related charges	4,585	8,000	2,392	572	—	15,549
Purchase accounting adjustments	—	44,282	3,958	2,298	645	50,538
Non-GAAP Adjusted EBITDA	$7,065	$84,397	$(26,285)	$319,830	$(45,312)	$385,006

[1] During the third quarter of 2018, the Company identified certain amounts attributable to the repayment of accreted interest on its convertible senior notes that were misclassified within the statement of cash flows. This misclassification resulted in a $64 million understatement of net cash used in operating activities with a corresponding understatement of cash provided by financing activities for the second quarter of 2018. The quarterly amounts in the above table have been revised to appropriately reflect such repayment of accreted interest in cash used in operating activities during the second quarter of 2018.

Appendix 5.1
Shutterfly, Inc.
Forward-Looking Guidance for Non-GAAP Financial Measures
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance[1][2]
	Three Months Ending June 30, 2019		Twelve Months Ending December 31, 2019
	Low	High	Low	High

Net revenue	$469	$479	$2,130	$2,210
Shutterfly Consumer net revenue	$166	$170	$975	$1,025
Lifetouch net revenue	$255	$258	$915	$935
SBS net revenue	$48	$51	$240	$250

Gross profit	$239	$244	$1,095	$1,143
Gross profit margin	51.0%	51.0%	51.4%	51.7%

Operating income (loss)	$0	$5	$80	$105
Operating margin	—%	1.1%	3.8%	4.8%

Operating income (loss)	$0	$5	$80	$105
Stock-based compensation	$13	$13	$50	$50
Amortization of intangible assets	$13	$13	$51	$51
Depreciation	$33	$33	$133	$133
Adjusted EBITDA	$59	$64	$315	$340
Adjusted EBITDA margin	12.6%	13.4%	14.8%	15.4%

Capital Expenditures	—	—	$125	$130
Capital expenditures as % of net revenue	—	—	5.9%	5.9%

Tax rate	22.0%	22.0%	30.0%	30.0%

Net income (loss) per share
Basic	($0.27)	($0.17)	—	—
Diluted	—	—	$0.61	$1.11

Weighted average shares
Basic	34.5	34.5	—	—
Diluted	—	—	34.8	34.8

[1] Excludes any costs related to executive transition, the strategic review, the facility closures in 2019, and any non-recurring charges related to the $200 million debt repayment made in January 2019. Also excludes any proceeds from the sale of existing facilities.
[2] The Company's business outlook is composed entirely of non-GAAP measures. The Company considers it unreasonably difficult to reconcile its outlook to comparable GAAP measures.